Exhibit 99.1

CHANNELL ANNOUNCES 2007 SECOND QUARTER RESULTS

Temecula, Calif., August 13, 2007 — Channell Commercial Corporation. (Nasdaq: CHNL), a designer and manufacturer of telecommunications equipment supplied to operators of communications networks worldwide and water harvesting solutions distributed in markets throughout Australia, today announced financial results for the three months ended June 30, 2007.

Highlights

•                  GAAP EPS of $0.10 versus guidance of $0.09-$0.12; non-GAAP EPS of $0.11, which excludes stock compensation expense and amortization of intangible assets.

•                  Net sales of $36.7 million grew 22.6% compared to the second quarter of 2006

•                  Company expects 2007 third quarter GAAP EPS of $0.09-$0.12; non-GAAP EPS of $0.10-$0.13, which excludes stock compensation expense and amortization of intangible assets.

•                  Company reaffirms full year 2007 revenue and EPS guidance.

Second Quarter Results

Channell Commercial Corporation (the “Company”) reported second quarter 2007 net sales of $36.7 million.  This represents a 22.6% increase compared to net sales of $29.9 million for the second quarter of 2006.  On a sequential basis, net sales expanded 11.8% compared to first quarter 2007 net sales of $32.9 million.

The Company also reported GAAP net income of $931,000 for the second quarter of 2007, or $0.10 per basic and diluted share, as compared to a net loss of $2.4 million or ($0.25) per basic and diluted share, for the second quarter of 2006.  Included in the second quarter 2007 net income is stock compensation expense of $61,000 (accounted for under SFAS 123R), and intangible amortization expense of $47,000, which together equate to ($0.01) per basic and diluted share.  Excluding these items, second quarter 2007 non-GAAP pro forma net income was $1 million or $0.11 per basic and diluted share.  A reconciliation of the adjustments made to GAAP net income per basic and diluted share to compute non-GAAP pro forma net income per basic and diluted share is contained in the financial tables of this press release.

Gross profit for second quarter 2007 was $11.9 million, or 32.5% of net sales, as compared to $10.3 million, or 34.5% of net sales, for the comparable period in the prior year.  Second quarter 2006 gross profit was positively impacted by a net $344,000 benefit associated with the utilization of excess and obsolete inventory that was fully reserved.

Total operating expenses for first quarter 2007 were $10.6 million, or 30.1% of net sales, versus $14.1 million, or 47.2% of net sales, in the first quarter of 2006.  Included in second quarter 2007 operating expenses was $108,000 of intangible amortization and stock based compensation expenses.   Included in second quarter 2006 operating expenses was a non-cash goodwill impairment charge of $4.8 million associated with the Company’s Bushman water harvesting subsidiary as well as $148,000 of intangible amortization and stock based compensation expenses.

William H. Channell, Jr., Chief Executive Officer of the Company commented, “In summary, our second quarter results across all divisions were essentially in-line with expectations.”

Mr. Channell continued, ”We see the positive trends from the first half of 2007 continuing in the current quarter.  Additionally, we are optimistic that the Company is well positioned to manage the expected fourth quarter seasonal downturn.  We believe new telecom opportunities coupled with Bushman returning to profitability should materially offset the fourth quarter seasonality that we have experienced over the past two years.”

Liquidity

At June 30, 2007, the Company had total cash and cash equivalents of $0.6 million, which was $0.6 million less than the total at March 31, 2007.  Total outstanding debt and capital lease obligations rose to $16.2 million at June 30, 2007 versus a balance of $13.5 million at March 31, 2007.  Net cash used from operating activities was $1.1 million for the second quarter of 2007.

Days sales outstanding increased to 43 days during the second quarter of 2007 up from 40 days in the comparable period a year ago but down from 46 days in the first quarter of 2007.  Days inventory was 66 days, up from 57 days inventory for the second quarter 2006 and also up from 62 days during the first quarter of 2007.  Days payables were 54 days for the second quarter, down from the both the year-ago period 56 days and the prior quarter 64 days.

Business Outlook

For the third quarter of 2007, the Company expects net sales of $35 to $37 million and consolidated GAAP net income per basic and diluted share of $0.09 to $0.12.   Third quarter non-GAAP pro forma net income per basic and diluted share, which excludes the impact of SFAS 123R and amortization of intangible assets, is expected to range from $0.10 to $0.13.  The company is reaffirming its full-year 2007 guidance of net sales in the $135-$139 million range, with GAAP net income per basic and diluted share of $0.14 to $0.18.  Full year 2007 non-GAAP pro forma net income per basic and diluted share, which excludes the impact of SFAS 123R and amortization of intangible assets, is expected to range from $0.18-$0.22.  A summary of the Company’s consolidated guidance is provided below:

Metric	Third Quarter	Full-Year 2007
Channell Consolidated
Net Sales	$35-$37M	$135-$139M
GAAP EPS	$0.09-$0.12	$0.14-$0.18
Non-GAAP EPS	$0.10-$0.13	$0.18-$0.22
Capital Expenditures	~$0.8-$0.9M	~$3.3M-$3.8M

Non-GAAP Financial Measures

Non-GAAP pro forma net income (loss) and non-GAAP pro forma net income (loss) per basic and diluted share are non-GAAP financial measures, and represent net income (loss), and net income (loss) per basic and diluted share, each adjusted to exclude certain non-cash and non-recurring items.  For a reconciliation of non-GAAP pro forma net income (loss) to GAAP net income (loss), and non-GAAP pro forma net income (loss) per basic and diluted share to GAAP net income (loss) per basic and diluted share, for the periods presented, please see the financial tables attached to this press release.  This press release and the attached financial information are also available in the investor relations section of the Company’s web site at www.channell.com.

The Company believes the presentation of non-GAAP financial measures assists investors to better understand the Company’s operating performance. In addition, analyst estimates typically exclude the impact of non-cash and non-recurring items from earnings (loss) per diluted share; consequently, the Company believes that the presentation of these non-GAAP financial measures is helpful to investors in their review of information presented by analysts.

Conference Call and Webcast

A conference call with simultaneous webcast to discuss second quarter 2007 financial results and the Company’s business outlook will be held tomorrow, August 14, 2007, at 11:00 a.m. Eastern / 8:00 a.m. Pacific.  Interested participants and investors may access the teleconference call by dialing 800-240-2134 (domestic) or 303-262-2005 (international).  There will also be a live webcast of the call available on the Investors section of the Company’s web site at www.channell.com.  Webcast participants are encouraged to go to the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

The Company’s CEO William H. Channell, Jr., CFO Patrick McCready and Treasurer Michael Perica will be present to discuss the Company’s financial results, business highlights and outlook.  After the live webcast, a replay will remain available in the Investor Relations section of the Company’s web site.  A replay of the teleconference will be available at 800-405-2236 (domestic) or 303-590-3000 (international) through August 22, 2007; the conference ID is 11095571.

About Channell

Channell Commercial Corporation is a designer and manufacturer of telecommunications equipment supplied to communications network operators worldwide and water harvesting solutions distributed in markets throughout Australia.  Major product lines include a complete line of thermoplastic and metal fabricated enclosures, advanced copper termination and connectorization products, fiber-optic cable management systems and polyethylene water storage tanks.  The Company’s headquarters and U.S. manufacturing facilities are in Temecula, California.  International operations include facilities in Toronto (Canada), London (U.K.) and various locations throughout Australia.  The Company’s website is www.channell.com

Forward-Looking Statements

This news release contains statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the securities laws.  Examples of forward looking statements would include statements about the expected future revenues, expenses and other financial results, and any other statements that are not historical facts.  These statements are based on management’s current expectation and are subject to a number of uncertainties and risks.  Actual results may differ materially.  Important factors that could cause actual results to differ materially from the Company’s estimates or projections contained in the forward-looking statements include, but are not limited to: (1) obsolescence of Company products resulting from technological change, (2) ability to anticipate changes in technology and industry standards in order to successfully develop and introduce new products, (3) dependence on a few customers for a large percentage of sales, (4) dependence on the telecommunications industry to represent a substantial portion of the Company’s total sales, (5) customer demand, (6) material costs and the availability of complementary products, (7) energy costs, (8) integration of acquired businesses, (9) delays in product development, (10) operating leverage, (11) seasonality and fluctuations in operating results and (12) worldwide economic conditions.  Such uncertainties are discussed further in the Company’s filings with the Securities and Exchange Commission, which you are encouraged to review in connection with this release.

–                 Financial Tables Follow   –

CHANNELL COMMERCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(amounts in thousands, except per share data)

	Six months ended June 30,		Three months ended June 30,
	2007	2006	2007	2006

Net sales	$ 69,575	$ 55,100	$ 36,722	$ 29,948
Cost of goods sold	47,674	37,175	24,795	19,612
Gross profit	21,901	17,925	11,927	10,336

Operating expenses
Selling	11,470	11,074	6,224	5,735
General and administrative	8,074	6,289	3,851	3,022
Research and development	915	1,087	486	551
Impairment of goodwill	—	4,829	—	4,829
	20,459	23,279	10,561	14,137

Income (loss) from operations	1,442	(5,354)	1,366	(3,801)
Interest income	21	33	8	15
Interest expense	(483)	(319)	(298)	(199)
Income (loss) before income tax expense	980	(5,640)	1,076	(3,985)

Income tax expense (benefit)	20	(278)	166	(260)
Net income (loss) before minority interest	960	(5,362)	910	(3,725)
Minority interest in loss of subsidiaries	(86)	(1,420)	(21)	(1,339)
Net income (loss)	$ 1,046	$ (3,942)	$ 931	$ (2,386)

Net income (loss) basic and diluted	$ 0.11	$ (0.41)	$ 0.10	$ (0.25)

Net income (loss)	$ 1,046	$ (3,942)	$ 931	$ (2,386)
Other comprehensive income (loss), net of tax Foreign currency translation adjustment	819	(142)	422	200

Comprehensive income (loss)	$ 1,865	$ (4,084)	$ 1,353	$ (2,186)

CHANNELL COMMERCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(amounts in thousands, except per share data)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$ 601	$ 2,235
Accounts receivable, net of allowance for doubful accounts of $178 at June 30, 2007 and $220 at December 31, 2006	17,570	11,673
Inventories, net	18,157	13,018
Prepaid expenses and other current assets	816	931
Income taxes receivable	307	881
Deferred income taxes, net	774	719
Total current assets	38,225	29,457

Property and equipment, net	19,143	18,799
Deferred income taxes, net	1,094	1,017
Goodwill	10,613	9,848
Intangible assets, net	2,159	2,097
Other assets	730	660
	$ 71,964	$ 61,878
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$ 14,827	$ 10,902
Short-term debt (including current maturities of long-term debt)	16,249	13,723
Current maturities of capital lease obligations	295	138
Accrued expenses	5,652	4,371
Total current liabilities	37,023	29,134

Capital lease obligations, less current maturities	683	384
Other long-term liabilities	1,267	1,332
Commitments and contingencies (Note 7)	—	—
Minority interest	855	878

Stockholders’ equity
Preferred stock, par value $.01 per share, authorized—1,000 shares, none issued and outstanding	—	—
Common stock, par value $.01 per share, authorized—19,000 shares; issued — 9,787 at June 30, 2007 and December 31, 2006; outstanding - 9,543 shares at June 30, 2007 and December 31, 2006	98	98
Additional paid-in capital	31,214	31,093
Treasury stock — 244 shares in 2007 and 2006	(1,871)	(1,871)
Retained earnings (accumulated deficit)	886	(160)
Accumulated other comprehensive income -
Foreign currency translation	1,809	990
Total stockholders’ equity	32,136	30,150
	$ 71,964	$ 61,878

CHANNELL COMMERCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(amounts in thousands)

	Six months ended June 30,
	2007	2006

Cash flows from operating activities:
Net income (loss)	$ 1,046	$ (3,942)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,552	2,354
Stock-based compensation	121	186
Loss (gain) on disposal of fixed assets	31	(2)
Amortization of deferred gain on sale leaseback	(30)	(30)
Impairment of goodwill	—	4,829
Provision for doubtful accounts	29	1
Provision for inventory obsolescence	179	—
Minority interest in loss of subsidiaries	(86)	(1,420)
Changes in operating assets and liabilities:
Accounts receivable	(5,303)	(4,488)
Inventories	(4,816)	(1,020)
Prepaid expenses and other current assets	135	8
Income taxes receivable	592	(900)
Other assets	(65)	20
Accounts payable	3,086	3,475
Accrued expenses and other liabilities	1,025	(209)
Net cash used in operating activities	(1,504)	(1,138)

Cash flows from investing activities:
Purchase of property and equipment	(1,760)	(866)
Proceeds from the sales of property and equipment	83	42
Net cash used in investing actitivities	(1,677)	(824)

Cash flows from financing activities:
Repayment of debt	(1,664)	(1,066)
Borrowings from credit facilities	3,640	3,519
Repayment of obligations under capital lease	(34)	(69)
Net cash provided by financing actitivities	1,942	2,384

Effect of exchange rates on cash	(395)	(343)
Increase (decrease) in cash and cash equivalents	(1,634)	79
Cash and cash equivalents, beginning of period	2,235	3,148
Cash and cash equivalents, end of period	$ 601	$ 3,227
Cash paid during the period for:
Interest	$ 521	$ 364
Income taxes	$ 13	$ 235
Non-cash investing activities:
Purchases of property and equipment which are included in:
Obligations under capital leases	$ 434	$ —
Accounts payable	$ 199	$ 46

Channell Commercial Corporation

Reconciliation Tables of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of GAAP net income (loss) per basic and diluted share to non-GAAP pro forma net income (loss) per basic and diluted share (Unaudited)

	Quarter Ended	Quarter Ended
	June 30, 2007	June, 2006
GAAP net income (loss) per basic and diluted share	$ 0.10	$ (0.25)

Add:
Non-cash Goodwill impairment charge after impact of minority interest	n/a	$ 0.38
Estimated stock compensation expense under SFAS 123R and intangibles amortization	$ 0.01	$ 0.02

Subtract:
Net benefit from obsolete inventory utilization	n/a	$ (0.04)

Non-GAAP pro forma net income (loss) per basic and diluted share	$ 0.11	$ 0.11

Reconciliation of GAAP net income (loss) to
non-GAAP pro forma net income (loss) (Unaudited)
(in thousands)

	Quarter Ended	Quarter Ended
	June 30, 2007	June 30, 2006
GAAP net income (loss)	$ 931	$ (2,386)

Add:
Non-cash Goodwill impairment charge after impact of minority interest	n/a	$ 3,622
Stock compensation expense under SFAS 123R and intangibles amortization	$ 108	$ 148

Subtract:
Net benefit from obsolete inventory utilization	n/a	$ (344)

Non-GAAP net income (loss)	$ 1,039	$ 1,040

Reconciliation of GAAP net income (loss) per basic and diluted share to non-GAAP pro forma net income (loss) per basic and diluted  share (Unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2007	June, 2006
GAAP net income (loss) per basic and diluted share	$ 0.11	$ (0.41)

Add:
Non-cash Goodwill impairment charge after impact of minority interest	n/a	$ 0.38
Estimated stock compensation expense under SFAS 123R and intangibles amortization	$ 0.02	$ 0.03

Subtract:
Net benefit from obsolete inventory utilization	n/a	$ (0.04)

Non-GAAP pro forma net income (loss) per basic and diluted share	$ 0.13	$ (0.04)

Reconciliation of GAAP net income (loss) to non-GAAP pro forma net income (loss) (Unaudited) (in thousands)

	Six Months Ended	Six Months Ended
	June 30, 2007	June 30, 2006
GAAP earnings (loss)	$ 1,046	$ (3,942)

Add:
Non-cash Goodwill impairment charge after impact of minority interest	n/a	$ 3,622
Stock compensation expense under SFAS 123R and intangibles amortization	$ 214	$ 273

Subtract:
Net benefit from obsolete inventory utilization	n/a	$ (344)

Non-GAAP net income earnings (loss)	$ 1,260	$ (391)

Channell Commercial Corporation

Reconciliation Tables of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of GAAP net income per basic and diluted share estimate to non-GAAP pro forma net income (loss) per basic and diluted share estimate (Unaudited)

	Third Quarter 2007		Full Year 2007
	Low	High	Low	High
Estimated GAAP net income (loss) per basic and diluted share	$ 0.09	$ 0.12	$ 0.14	$ 0.18

Add:
Estimated stock compensation expense under SFAS 123R and intangibles amortization	$ 0.01	$ 0.01	$ 0.04	$ 0.04

Estimated non-GAAP net income per basic and diluted share	$ 0.10	$ 0.13	$ 0.18	$ 0.22

CONTACTS

At the Company:

Michael Perica
Treasurer
951-719-2600
mperica@channellcorp.com